UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2005

Gateway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22784	42-1249184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7565 Irvine Center Drive, Irvine, CA 92618

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 949-471-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 16, 2005, Theodore W. Waitt advised the Board of Directors (“Board”) of Gateway, Inc. (“Gateway”) that he plans to submit his resignation as Chairman of the Board and as a director of Gateway to be effective following the conclusion of the 2005 Annual Shareholders’ Meeting on May 19, 2005. On May 18, 2005, the Board elected Richard D. Snyder as Chairman of the Board to be effective following, and subject to, Mr. Snyder’s re-election to the Board at the 2005 Annual Shareholders’ Meeting.

In addition, on May 18, 2005, the Board appointed Janet Clarke to serve on Gateway’s Board as a Class I director to be effective following the conclusion of the 2005 Annual Shareholders’ Meeting upon Mr. Waitt’s resignation. Ms. Clarke was also named to the Compensation Committee and the Corporate Governance & Nominating Committee of the Board. There is no arrangement or understanding pursuant to which Ms. Clarke was selected as a director, and there are no related party transactions between Gateway and Ms. Clarke reportable under Item 404(a) of Regulation S-K.

A copy of Gateway’s press release announcing Mr. Waitt’s resignation and Ms. Clarke’s appointment is attached as Exhibit 99 to this current report on Form 8-K.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99	Press release dated May 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2005

GATEWAY, INC.

By:	/s/ MICHAEL R. TYLER Michael R. Tyler Vice President & General Counsel

EXHIBIT INDEX

99	Press release dated May 19, 2005